Exhibit (c)(5)

Citi Banking, Capital Markets & Advisory | Global Healthcare Group September 2020 Urovant Update Materials Strictly Private and Confidentia

Key Modeling Assumptions for Illustrative Valuation `1 Key Assumptions – P&L and Cash Flows · Probability of success assumptions by year for each indication provided by DSP · Probability of success assumptions for valuation date of September 30, 2020 consistent with assumptions for June 30, 2020 presented in June 2020 – Source: “20200608 PoS update_DSP_vEng.xlsx” provided by DSP on June 9, 2020 as well as additional guidance provided by DSP on June 22, 2020 and June 29, 2020 for PoS assumptions to be applied at future valuation dates (see table below): September 30, 2020 March 31, 2021 March 31, 2022 March 31, 2023 Probability of Success Urovant – Vibegron in OAB 85% 100% 100% 100% Urovant – Vibegron in OAB-BPH 72% 72% 72% 100% · 100% PoS adjusted revenue forecasts by indication, as well as total royalties and milestones received, provided to year ended March 31, 2038 for Urovant Revenue – Source: “09.01.2020 Vibegron long range forecast.xlsx” provided by DSP on September 2, 2020 (Incl. Royalties and Milestones · Forecasts adjusted at indication-level by respective PoS in each period Received) – Weighted average product PoS applied to royalties and milestones · 100% PoS adjusted values for COGS, SG&A and R&D provided to year ended March 31, 2038 for Urovant – Source: “09.01.2020 Vibegron long range forecast.xlsx” provided by DSP on September 2, 2020 COGS, SG&A, R&D · COGS and SG&A margins are implied from 100% PoS sales and applied to PoS adjusted sales · No PoS adjustment applied to R&D D&A and Capex · Excluded as they are assumed to offset one another per guidance provided by DSP on June 6, 2020 NWC · Change in net working capital equal to 15% of change in revenue per guidance provided by DSP on June 6, 2020 1 Source: DSP; Urovant public filings.

Key Modeling Assumptions for Illustrative Valuation (cont’d) `1 Key Assumptions – P&L, Cash Flows and Valuation · NOLs and federal R&D tax credits as at March 31, 2020 as provided by DSP and disclosed in SEC filings(1) – Source: “NOL breakdown (E) (003).xlsx” provided by DSP on June 6, 2020 Tax · Marginal tax rate of 21.4% (post full utilization of NOLs and R&D tax credits) per guidance provided by DSP on September 10, 2020 · Further tax and NOL diligence to be conducted Valuation Date · Valuation shown as at September 30, 2020 and March 31, 2021 through March 31, 2027 Cash Flow Period · Financial forecasts provided by DSP from year ending March 31, 2021 to year ending March 31, 2038 for Urovant · Urovant pro-forma debt balance of $172mm(2) and cash balance of $106mm(2) as at June 30, 2020 – Source: SEC filings (10Q published in August 2020) Debt and Cash · Forecast net debt estimated based on modeled cash flows, assuming existing cash is used (no minimum cash balance) with debt drawn thereafter as required to fund the business · Discount rate updated from Citi analysis presented June 2020 Discount Rate – 13.9% – 16.5% discount rate Range o At the direction of DSP, discount rate excluding any small cap risk premium applied (11.1% to 13.2%), where noted Perp Growth · (100%), consistent with assumptions provided by DSP for Project Matterhorn · Fully diluted shares outstanding calculated dynamically (treasury stock method) based on midpoint equity valuation using valuation date of September 30, 2020 Fully Diluted Ownership – Urovant: 67.1%(3) – Source: SEC filings (Urovant Form 4 filed in February 2020) Source: DSP; Urovant public filings. (1) Urovant had $263mm in NOLs and $8mm in US R&D tax credits as at March 31, 2020 as disclosed in 10K published in June 2020. 2 (2) Pro-forma for $43mm drawdown of DSP facility in July 2020. (3) Based on valuation excluding SCRP and 22,963,263 shares owned by DSP per Form 4 filed on February 21, 2020.

2. Urovant Illustrative Analysis

Urovant P&L (PoS Adjusted) PoS and Cash Flows Assuming Valuation Date as of September 30, 2020 US$mm Year Ending M arch 31, 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E 2039E Revenue—PoS Adjusted Vibegron—OAB 0 29 137 288 427 525 686 738 766 795 825 856 889 923 719 144 72 36—% PoS 100.0% 85.0% 85.0% 85.0% 85.0% 85.0% 85.0% 85.0% 85.0% 85.0% 85.0% 85.0% 85.0% 85.0% 85.0% 85.0% 85.0% 85.0%—Vibegron—OAB-BPH ——5 19 23 30 32 34 35 36 37 39 40 31 6 3 2—% PoS ——72.3% 72.3% 72.3% 72.3% 72.3% 72.3% 72.3% 72.3% 72.3% 72.3% 72.3% 72.3% 72.3% 72.3% 72.3%—Total Revenue 0 29 137 293 445 548 716 771 800 830 861 894 928 963 750 150 75 38—Revenue Growth NM NM 114% 52% 23% 31% 8% 4% 4% 4% 4% 4% 4% (22%) (80%) (50%) (50%)—Cost of Goods Sold (0) (3) (17) (30) (36) (44) (58) (62) (65) (67) (70) (72) (75) (78) (61) (12) (6) (3)—Gross Profit 0 25 120 262 409 504 658 708 735 763 791 821 853 885 689 138 69 34—Gross Margin 91% 88% 88% 90% 92% 92% 92% 92% 92% 92% 92% 92% 92% 92% 92% 92% 92% 92%—R&D Expense (87) (64) (39) (35) (35) (10) (10) (10) (10) (10) (10) (5) (5) (5) (5) (5) (5) (5)—% of Sales NM NM 29% 12% 8% 2% 1% 1% 1% 1% 1% 1% 1% 1% 1% 3% 7% 13%—SG&A Expense(1) (105) (149) (197) (243) (277) (313) (347) (371) (324) (328) (333) (337) (341) (345) (270) (59) (19) (19)—% of Sales NM NM 144% 83% 62% 57% 48% 48% 41% 40% 39% 38% 37% 36% 36% 39% 25% 49%—EBIT (192) (188) (116) (16) 98 180 301 327 401 424 449 480 507 535 414 74 45 11—EBIT Margin NM NM NM NM 22% 33% 42% 42% 50% 51% 52% 54% 55% 56% 55% 49% 60% 29%—Tax — — ——(28) (86) (91) (96) (103) (108) (115) (89) (16) (10) (2)—Effective Tax Rate — — ——9% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21%—NOPAT (192) (188) (116) (16) 98 180 301 299 315 334 353 377 398 421 325 58 36 9—Change in NWC (0) (4) (16) (23) (23) (15) (25) (8) (4) (5) (5) (5) (5) (5) 32 90 11 11—FCFF (192) (192) (132) (39) 75 165 276 291 311 329 348 372 393 415 357 148 47 20—FCFF (Part Period / Stubbed) (2) (96) (192) (132) (39) 75 165 276 291 311 329 348 372 393 415 357 148 47 20—Source: DSP and Urovant company filings. 3 (1) Includes sales, marketing, commercial headcount, G&A, PV/MA, and royalty expenses. (2) Part period cash flows based on assumed valuation date of September 30, 2020.

Urovant – Illustrative DCF Valuation Including Small Cap Risk Premium September 2020 Valuation March 2021 Valuation March 2022 Valuation PoS: 85% OAB; 72% OAB-BPH PoS: 100% OAB; 72% OAB-BPH PoS: 100% OAB; 72% OAB-BPH Discount Rate Discount Rate Discount Rate US$mm 13.9% 15.2% 16.5% 13.9% 15.2% 16.5% 13.9% 15.2% 16.5% NPV (100%) 625 532 450 912 800 701 1,267 1,152 1,048 Net Debt / (Cash)(1) 165 165 165 264 264 264 489 489 489 Fully Diluted Equity Value (100%) 460 367 286 648 536 437 778 663 559 Per Share Value $13.44 $10.73 $8.35 $18.34 $15.18 $12.38 $21.75 $18.52 $15.63 % Premium to Current 48.5% 18.6% (7.7%) 102.7% 67.8% 36.8% 140.4% 104.7% 72.7% DSP Equity Stake (67.1%) 309 246 192 421 349 284 500 425 359 Remaining Equity Stake (32.9%) 151 121 94 226 187 153 279 237 200 Excluding Small Cap Risk Premium September 2020 Valuation March 2021 Valuation March 2022 Valuation PoS: 85% OAB; 72% OAB-BPH PoS: 100% OAB; 72% OAB-BPH PoS: 100% OAB; 72% OAB-BPH Discount Rate Discount Rate Discount Rate US$mm 11.1% 12.1% 13.2% 11.1% 12.1% 13.2% 11.1% 12.1% 13.2% NPV (100%) 871 775 680 1,205 1,091 978 1,565 1,450 1,335 Net Debt / (Cash)(1) 165 165 165 264 264 264 489 489 489 Fully Diluted Equity Value (100%) 707 610 515 941 827 714 1,076 961 846 Per Share Value $19.85 $17.14 $14.47 $26.02 $22.86 $19.73 $29.56 $26.40 $23.23 % Premium to Current 119.3% 89.4% 59.9% 187.5% 152.6% 118.0% 226.6% 191.7% 156.7% DSP Equity Stake (64.5%) 456 394 332 598 525 453 679 606 534 Remaining Equity Stake (35.5%) 251 217 183 344 302 261 398 355 312 Source: DSP and Urovant company filings. Note: This analysis excludes potential dilution from future financings. Valuations presented as at March 2021 and March 2022 reflect analysis at a future point in time assuming all catalysts between the current date and the future valuation date are successful and, as such, are not directly comparable to the current share price. (1) Assumes incremental change in net debt of $99mm between June 30, 2020 and September 30, 2020, incremental change in net debt of $99mm between September 30, 2020 and March 31, 4 2021, and incremental change in net debt of $225mm between March 31, 2021 and March 31, 2022.

Urovant – Illustrative DCF Valuation Over Time (Excluding SCRP) US$mm, except per share values $75 Low Discount Rate (11.1%) Mid Discount Rate (12.1%) High Discount Rate (13.2%) 65 $56.67 55 $50.73 $54.55 $52.35 $ ) $44.93 $48.30 ( 45 $45.80 Value $39.47 $42.22 $39.44 $34.48 $36.53 Share 35 $33.53 Per $29.56 $31.37 $26.02 $28.23 $26.40 25 $19.85 $22.86 $23.23 $19.73 $17.14 15 Current Share Price Discount To: $14.47 Low Discount Rate Value: (54.4%) Current Share Price: $9.05 Mid Discount Rate Value: (47.2%) High Discount Rate Value: (37.5%) 5 Sep-20 Mar-21 Mar-22 Mar-23 Mar-24 Mar-25 Mar-26 Mar-27 Illustrative Valuation Dates At Midpoint Valuation NP V (10 0%) $775 $1,091 $1,450 $1,807 $2,069 $2,219 $2,278 $2,205 Net Debt / (Cash) 165 264 489 657 724 658 487 177 FD Equity V a lue (10 0%) $610 $827 $961 $1,150 $1,345 $1,561 $1,792 $2,028 P e r S ha re V a lue $17.14 $22.86 $26.40 $31.37 $36.53 $42.22 $48.30 $54.55 Source: DSP and Urovant company filings. 5 Note: This analysis excludes potential dilution from future financings. Valuations reflect analysis at a future point in time assuming all catalysts between the current date and the future valuation date are successful and, as such, are not directly comparable to the current share price. Assumes all indications at 100% PoS at 3/31/2023 and beyond. Market data as of 09/08/2020.

Urovant – Timing Considerations 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1 2 3 4 5 6 Event DSP PoS(1) Street PoS Considerations · Brokers expect this will be a very high impact catalyst YE 2020: FDA approval of Vibegron in · Potential best-in-class positioning due to broader label claims, 1 85% 85% OAB expected (December 26, 2020) convenient dosing, and a favorable side-effect profile / absence of drug-drug interactions 4Q 2020: Vibegron Phase 2a top-line · Primary endpoint of the study will be achieving >30% decrease in worst 2 0% 32.5% abdominal pain compared to the weekly baseline average data in IBS Brokers expect this will be very impact catalyst · a high 3 Early 2021: Progress from cohort 1 to 0% NA · Brokers do not expect this to be a high impact catalyst cohort 2 in URO-902 Phase 2a trial · Potential for URO-902 to be the first gene therapy approved for OAB 4 2H 2021: Vibegron Phase 3 top-line · Brokers expect this will be a very high impact catalyst 72% 37.5% · Success in OAB+BPH could significantly expand the market potential of data in OAB+BPH vibegron 5 2H 2021: Top-line results of URO-902 Potential 0% NA · for URO-902 to be the first gene therapy approved for OAB Phase 2a trial · Brokers expect DSP to assume substantial responsibility for the US 6 2021: Potential commercial launch of commercialization efforts of Vibegron 85% 85% · Vibegron label could have stronger efficacy and safety claims than Vibegron in OAB Astellas’ Myrbetriq leading to successful penetration of the branded OAB drug market Catalysts relating to products / indications included in DSP management’s long-range plan. Source: Urovant filings. Wall street research. 6 (1) As of valuation date of September 30, 2020.

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